UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2018

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

366 Walker Drive

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on May 18, 2018, Rex Energy Corporation (“Rex Energy” or the “Company”) and certain of its wholly owned subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Western District of Pennsylvania (the “Bankruptcy Court”). The Debtors’ chapter 11 cases (the “Chapter 11 Cases”) are being administered under the caption In re R.E. Gas Development, LLC, Case No. 18-22032 (JAD). The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On June 29, 2018, the Bankruptcy Court entered an order approving the bidding procedures for the sale of all or substantially all of the Debtors’ assets, and scheduled an auction with respect to the sale of the Debtors’ assets for August 16, 2018 (the “Bidding Procedures Order”). The auction was subsequently rescheduled several times, and on August 24, 2018, in accordance with the Bidding Procedures Order, the Debtors, in consultation with the required consultation parties in accordance with the Bidding Procedures Order, have (a) ultimately determined to cancel the auction and (b) selected the bid submitted by the Buyer (as defined below) as the bid which constitutes the highest or otherwise best bid for the Assets (as defined in the Purchase Agreement) (the “Successful Bid”).

The Debtors will present the Successful Bid and the Purchase Agreement (as defined below) to the Bankruptcy Court for approval at the sale hearing scheduled for August 30, 2018.

Asset Purchase Agreement

The Company and certain of its wholly owned subsidiaries (the “Sellers”) entered into an agreement (the “Purchase Agreement”), executed on August 24, 2018, with PennEnergy Resources, LLC (the “Buyer”) pursuant to which the Buyer agreed to acquire substantially all of the assets and assume certain liabilities of the Sellers for an aggregate purchase price of $600.5 million, subject to certain adjustments, pursuant to Sections 105, 363 and 365 of the Bankruptcy Code.

The purchase price will be applied by the Sellers as follows:

•

at the closing of the contemplated transaction, in full satisfaction of the DIP Facility and the Prepetition First Lien Credit Agreement, the Buyer will pay Angelo, Gordon Energy Services, LLC (“AGES”), as administrative agent and collateral agent, an amount sufficient to repay all amounts due and owing under the DIP Facility, the Prepetition First Lien Credit Agreement, the Make-Whole Amount (each as defined in the Purchase Agreement) and related fees and expenses, less $2,250,000 (which $2,250,000 shall instead be used to satisfy certain unsecured note obligations and to settle certain lease claims as described below);

•

at the closing of the contemplated transaction, the Buyer will pay $162,000,000 to Wilmington Savings Fund Society, FSB (the “Second Lien Trustee”), in its capacity as trustee for the beneficial owners of and/or the investment manager of the beneficial owners of the Company’s 1.00%/8.00% Senior Secured Second Lien Notes due 2020 (collectively, the “Second Lienholders”) for the benefit of the Second Lienholders;

•

at the closing of the contemplated transaction, the Buyer will pay $2,775,000 to the unsecured notes trustee to be applied as follows: (1) $1,067,998.00 will be applied to principal outstanding in respect of the Unsecured 6.25% Notes (as defined in the Purchase Agreement); (2) $1,432,002.00 will be applied to principal outstanding in respect of the Unsecured 8.875% Notes (as defined in the Purchase Agreement); and (3) $275,000 will be applied toward fees and expenses of the unsecured notes trustee;

•

at the closing of the contemplated transaction, the Buyer will pay $1,725,000 to a fund administrator in respect of certain disputed lease claims to be applied as follows: (1) up to $1,005,000 will be distributed to claimants who execute and return a release and waiver of claims on or prior to December 7, 2018, and (2) $720,000 will be applied toward fees and expenses of the claimants; provided, that any amounts that are not allocated to be paid on or prior to December 7, 2018 as a result of not all applicable claimants providing the required releases, will be paid 50% to the first lien and DIP lender and 50% to the Second Lien Trustee for the benefit of the Second Lienholders; and

•	the Buyer will pay the remaining portion of the adjusted purchase price to the Company to be used, along with cash on hand of the Debtors, to pay the Debtors’ wind down expenses and professional fees.

After satisfaction of all payment obligations described above (including full satisfaction of the Debtors’ wind down expenses and professional fees), any remaining cash of the Debtors will be released to the Second Lienholders as a subsequent payment.

The closing of the contemplated transactions is subject to the satisfaction or waiver of certain conditions to closing and the entry of a sale order by the Bankruptcy Court approving the sale (the “Sale Order”) on or prior to September 23, 2018. The Purchase Agreement contains certain customary termination rights for each of the Sellers and the Buyer, including, among other things, that either party may terminate if the closing of the contemplated transactions has not occurred by the close of business on November 1, 2018. In addition, the Buyer may terminate if the Sale Order is not entered on or prior to September 23, 2018. The closing is expected to occur on or around September 28, 2018.

Prior to execution of the Purchase Agreement, Buyer deposited $43 million into a good faith escrow deposit. The deposit (1) will be applied to the purchase price at the closing of the contemplated transactions, (2) will be released to the Sellers in the event the Purchase Agreement is terminated due to certain breaches by the Buyer or (3) will be returned to the Buyer if the Purchase Agreement is terminated for other reasons.

The Sellers and the Buyer have made customary representations, warranties and covenants in the Purchase Agreement.

The Company’s board of directors has approved the Purchase Agreement and the transactions contemplated thereby. The proposed terms of the Purchase Agreement remain subject to Bankruptcy Court approval.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Buyer or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Buyer or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01	Regulation FD Disclosure.

Termination of Nondisclosure Agreements with Certain Holders of 1.0%/8.0% Senior Secured Notes due 2020

On August 22, 2018 the Company entered into confidentiality agreements (the “NDAs”) with certain Second Lienholders regarding potential transactions involving a reorganization, recapitalization, amendment, waiver, forbearance, asset sale and/or similar transactions with respect to the Company (each, a “Possible Transaction”). During the course of these discussions, and subject to the applicable NDAs, the Company shared certain confidential information with the Second Lienholders (collectively, the “Cleansing Materials”). The NDAs have terminated in accordance with their terms, and the Company is obligated to disclose the Cleansing Materials in this Current Report on Form 8-K pursuant to the terms of the applicable NDAs. Copies of the Cleansing Materials are attached hereto as Exhibit 99.1 and are incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information under this heading shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 8.01	Other Events

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases.

Forward-Looking Statements

This Current Report on Form 8-K and the accompanying exhibits contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements in this Report and the Exhibits that are not historical facts are forward-looking statements. Forward-looking statements are typically identified by use of terms such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target” or “continue,” the negative of such terms or other comparable terminology, although some forward-looking statements may be expressed differently.

These forward-looking statements relate, in part, to the risks and uncertainties relating to the ability of the Company to continue as a going concern; the Debtors’ ability to obtain approval by the Bankruptcy Court of the Purchase Agreement, any sale and any plan of reorganization of the Company; the ability of the Debtors to develop and consummate one or more plans of reorganization with respect to the Chapter 11 Cases; the Court’s rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; the length of time the Debtors will operate under the Chapter 11 Cases; risks associated with third-party motions in the Chapter 11 Cases, which may interfere with the Debtors’ ability to develop and consummate one or more plans of reorganization once such plans are developed; the ability of the Debtors to consummate the transactions contemplated by the Purchase Agreement; the potential adverse effects of the Chapter 11 Cases on the Debtors’ liquidity, results of operations or business prospects; the ability to execute the Company’s business and restructuring plan; increased legal costs related to the Chapter 11 Cases and other litigation and the inherent risks involved in a bankruptcy process; the negotiation of the terms, conditions and other provisions of the Debtor-in-Possession Facility with the prospective lenders; the anticipated closing of the DIP Credit Agreement; the need for Court orders approving the DIP Motion; the sufficiency of the liquidity purported to be made available by the DIP Credit Agreement; and the additional risks and uncertainties that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as it may be amended, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018, as it may be amended, as well as in other reports filed from time to time by the Company with the Securities and Exchange Commission.

All forward-looking statements speak only as of the date of this Current Report on Form 8-K. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

2.1	Asset Purchase Agreement

99.1	Cleansing Materials

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: August 27, 2018	By:	/s/ Curtis J. Walker
	Name:	Curtis J. Walker
	Title:	Chief Financial Officer